UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2017
Kemper Corporation
(Exact name of registrant as specified in its charter)
Commission File Number: 001-18298

DE	95-4255452
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)
312-661-4600
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of
the Exchange Act.    ☐

Section 5 - Corporate Governance and Management.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)    As disclosed in the press release issued on August 2, 2017 by the registrant, Kemper Corporation (“Company”), the Board of Directors ("Board") elected Susan D. Whiting to the Board on August 2, 2017 and appointed her to the Audit and Compensation Committees, effective August 2, 2017.

Ms. Whiting will be entitled to participate in the Company's current non-employee director compensation program and to receive an indemnification and expense advance agreement from the Company, the terms of which are both described in the Director Compensation section of the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders on file with the Securities and Exchange Commission (“SEC”). There is no arrangement or understanding with Ms. Whiting pursuant to which she was selected as a director of the Company, and there are no transactions involving Ms. Whiting or any of her immediate family members that are subject to disclosure by the Company under Item 404(a) of SEC Regulation S-K.

Section 9 - Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

99.1     Kemper Corporation press release dated August 2, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kemper Corporation
Date:	August 3, 2017	/s/ C. Thomas Evans, Jr.
C. Thomas Evans, Jr.
Senior Vice President, Secretary and General Counsel

Exhibit Index

99.1     Kemper Corporation press release dated August 2, 2017